Exhibit 99.1

FULL TEXT OF SPECIAL RESOLUTIONS RELATING TO

AMENDMENTS TO THE

SECOND AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

UY SCUTI ACQUISITION CORP.

RESOLVED, as a special resolution, that the Second Amended and Restated Memorandum and Articles of Association of the Company be amended by the deletion of the existing definition of “Trust Account” in its entirety and the insertion of the following language in its place:

Trust Account:	means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of like units comprising like securities to those included in the IPO simultaneously with the closing date of the IPO, will be deposited, interest on the balance of which may be released to the Company from to time to time to pay the Company’s income or other tax obligations.

RESOLVED, as a special resolution, that the Second Amended and Restated Memorandum and Articles of Association of the Company be amended by the deletion of the existing Article 50.2 in its entirety and the insertion of the following language in its place:

50.2

Prior to the consummation of a Business Combination, the Company shall either:

(a) submit such Business Combination to its Members for approval; or

(b) provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (which interest shall be net of income taxes payable), divided by the number of then issued Public Shares. Such obligation to repurchase Shares is subject to the completion of the proposed Business Combination to which it relates, provided that the Company shall not redeem Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 following such repurchases.

RESOLVED, as a special resolution, that the Second Amended and Restated Memorandum and Articles of Association of the Company be amended by the deletion of the existing Article 50.5 in its entirety and the insertion of the following language in its place:

50.5	Any Member holding Public Shares who is not the Sponsor, an Officer or a Director may, in connection with any vote on a Business Combination or at an earlier time in connection with the commencement of the procedures to consummate a Business Combination if the Directors determine it is desirable to facilitate the consummation of such Business Combination, elect to have their Public Shares redeemed for cash (the “Business Combination Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom such Member is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate sold in the IPO without the prior consent of the Directors of the Company. If so demanded, the Company shall pay any such redeeming Member, regardless of whether such Member has cast votes in connection with the proposal to approve such Business Combination or whether such Member has cast votes for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company (which interest shall be net of income taxes payable), divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”) but only in the event that the applicable proposed Business Combination is approved and in connection with its consummation, provided, however, that the Company shall not consummate the Business Combination Redemption if such redemptions t would cause the Company’s net tangible assets to be less than US$5,000,001 following such redemptions (the “Redemption Limitation”) or any greater net tangible asset or cash requirement which may contained in the agreement relating to the Business Combination.

RESOLVED, as a special resolution, that the Second Amended and Restated Memorandum and Articles of Association of the Company be amended by the deletion of the existing Article 50.7 in its entirety and the insertion of the following language in its place:

50.7	The Company has until 12 months from the consummation of the IPO to consummate a Business Combination, provided however that if the Directors anticipate that the Company may not be able to consummate a Business Combination within 12 months from the consummation of the IPO, the Company may, by resolution of Directors if requested by the Sponsor, extend the period of time to consummate a Business Combination up to four times, each by an additional three months (for a total of up to 24 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account in accordance with the terms as set out in the trust agreement governing the Trust Account. In the event that the Company does not consummate a Business Combination within 12 months from the consummation of the IPO or within up to 24 months from the consummation of the IPO (subject in the latter case to valid three month extensions having been made in each case), such failure shall trigger an automatic redemption of the Public Shares and the Company shall take all such action necessary to: (i) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares or distribute the Trust Account to the holders of the Public Shares, at a per- Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (which interest shall be net of income taxes payable), divided by the number of then issued Public Shares, which redemption will constitute full and complete payment for such Public Shares and completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions or other distributions, if any), subject to any obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of Applicable Law, and (ii) as promptly as practicable, cease all operations except for the purpose of making such redemption and any subsequent winding up of the Company’s affairs. In the event of a redemption under this Article, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares.

RESOLVED, as a special resolution, that the Second Amended and Restated Memorandum and Articles of Association of the Company be amended by the deletion of the existing Article 50.14 in its entirety and the insertion of the following language in its place:

50.14	Immediately after the Company’s IPO, that amount of the proceeds received by the Company in or in connection with the IPO (including proceeds of any exercise of the underwriter’s over-allotment option and any proceeds from the simultaneous private placement of like units comprising like securities to those included in the IPO by the Company) to the extent and as is described in the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement”) at the time it goes effective shall be deposited in and thereafter held in the Trust Account until released in the event of a Business Combination or otherwise in accordance with this Business Combination Article. Neither the Company nor any Officer, Director or employee of the Company will disburse any of the proceeds held in the Trust Account until the earlier of (i) the consummation of a Business Combination, (ii) an automatic redemption of Public Shares under Article 50.7, (iii) an amendment to these Articles pursuant to Article 50.8, or (iv) in payment of the acquisition price for any shares which the Company elects to purchase, redeem or otherwise acquire in accordance with this Business Combination Article, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Company to pay the Company’s income tax obligations.